UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 17, 2010

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURPOSE OF HIS AMENDMENT:

This Form 8-K is being amended to correct a typographical error:  Mr. Spagnolo was appointed to our Board on May 17, 2010, not March 17, 2010 as previously reported.

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 5.02(d) Appointment of Directors

On May 17, 2010, our Board of Directors unanimously voted to appoint Mr. Mark F. Spagnolo to the Board of Directors.  Mr. Spagnolo has experience in managing communications and internet companies and through that experience an understanding of our industry.  Mr. Spagnolo does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board nor has he had any prior relationship or transactions with us.

Mark F. Spagnolo, age 58 has served as the President of Spagnolo Group, LP, a privately held technology consulting company from 2002 to the present.  From 2005 to 2009 he served as the President and CEO of Airband Comunications, Inc., a communications company specializing in providing services to enterprises using wireless technology.  From 2003 to 2004,  Mr. Spagnolo served as the CEO of Broadwing Communications, Inc., a communications company, which provided communications to enterprises and operated nationwide fiber optic networks.   He served as the President and CEO of MFN from 2001 to 2002, as President and CEO of Sitesmith, a privately held company founded to deliver internet outsourcing services to Global 2000 customers from 2000 to 2001. He served as President and CEO of UUNET, an industry leading internet communications company from 1997 to 2000.  Mr. Spagnolo earned a Bachelor of Science Degree in Industrial Engineering from Newark College of Engineering in 1973.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2010

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:

  /s/ Rod Tiede

Name:

Rod Tiede

Title:

President and Chief Executive Officer

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